UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 18, 2011
Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

     On November 18, 2011, BB&T Corporation (the “Corporation”) executed an Amendment to its Replacement Capital Covenant, dated as of June 12, 2007 (the “Replacement Capital Covenant”). The Corporation executed the Replacement Capital Covenant in favor of and for the benefit of each Covered Debtholder in connection with the issuance by the Corporation of $600,010,000 aggregate principal amount of its Fixed to Floating Rate Junior Subordinated Debentures to BB&T Capital Trust IV (“Trust IV”) and the issuance by Trust IV of $600,000,000 aggregate liquidation amount of its Fixed to Floating Rate Capital Securities.

     The intent and effect of the Amendment is (i) to recognize, for purposes of calculating qualified replacement capital, the proceeds received by the Corporation from the sale of certain securities, including but not limited to Common Stock, rights to acquire Common Stock, and Mandatorily Convertible Preferred Stock, after November 18, 2011 (the effective date of the Amendment) without regard to the date of such issuance, and (ii) to permit the Corporation to designate any one of the series of Eligible Debt to become the Covered Debt on and after a Redesignation Date.

     Capitalized terms used but not defined in this Item 8.01 have the meanings set forth in the Replacement Capital Covenant, as amended. The Replacement Capital Covenant is referenced as Exhibit 99.1 and incorporated herein by reference. A copy of the Amendment is attached hereto as Exhibit 99.2 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Replacement Capital Covenant, dated as of June 12, 2007, of the Corporation (incorporated herein by reference to Exhibit 99.1 of the Corporation’s Form 8-K filed on June 12, 2007).

99.2	Amendment to Replacement Capital Covenant, dated as of November 18, 2011, amending the Replacement Capital Covenant, dated as of June 12, 2007.

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /S/ Cynthia B. Powell

Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: November 22, 2011